Exhibit 26.r

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Richard J. Kypta as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of Individual Flexible Premium Deferred Variable Annuity Contracts and Flexible Premium Variable Life Insurance Policies issued by Farm Bureau Life Insurance Company.

Signature	Title	Date

/s/ Eric K. Aamundstad	Director	11/05/07

/s/ Steve L. Baccus	Director	11/05/07

/s/ William C. Bruins	Director	11/05/07

/s/ Alan L. Foutz	Director	11/04/07

/s/ Doug Gronau	Director	11/03/07

/s/ Leland J. Hogan	Director	11/07/07

/s/ Daniel L. Johnson	Director	11/08/07

/s/ G. Steven Kouplen	Director	11/05/07

/s/ Craig A. Lang	Director	11/01/07

/s/ Perry Livingston	Director	11/06/07

/s/ David L. McClure	Director	11/06/07

/s/ Keith R. Olsen	Director	11/09/07

/s/ Kevin Paap	Director	11/09/07

/s/ Frank S. Priestly	Director	11/06/07

/s/ Kevin G. Rogers	Director	11/06/07

/s/ Calvin Rozenboom	Director	11/04/07

/s/ Philip Sundblad	Director	11/05/07

/s/ Scott VanderWal	Director	11/03/07

/s/ Michael White	Director	11/11/07